                -------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  April 1, 2003


                        Annaly Mortgage Management, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



              Maryland                     1-13447               22-3479661
     ---------------------------         ------------           ------------
     State or Other Jurisdiction         (Commission          (I.R.S. Employer
     Of Incorporation)                   File Number)        Identification No.)



  1211 Avenue of the Americas
          Suite 2902
      New York, New York                                             10036
-------------------------------                                  ------------
(Address of Principal Executive                                   (Zip Code)
           Offices)


         Registrant's telephone number, including area code:  (212) 696-0100


                                    No Change
  ----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events


         On April 1, 2003, Annaly Mortgage Management, Inc. (the "Company") entered into an underwriting agreement with UBS Warburg LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and U.S. Bancorp Piper Jaffray Inc. as representatives of the several underwriters (collectively, the "Underwriters"), relating to the sale of 8,200,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and the granting of an over-allotment option for an additional 1,100,700 shares of Common Stock to the Underwriters to fulfill over-allotments. The offering is expected to close on April 7, 2003. The Underwriters have exercised the option to purchase the 1,100,700 shares subject to the over-allotment option.

         The aggregate net proceeds, including the proceeds the Company will obtain from the exercise of the over-allotment option, to the Company (after deducting estimated expenses) are estimated to be approximately $151,227,004.


         Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                                  1.1         Underwriting Agreement, dated
                                              April 1, 2003 between the
                                              Company and the Underwriters

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ANNALY MORTGAGE MANAGEMENT, INC.



                                     By: /s/ Kathryn Fagan
                                        ---------------------------------------
                                        Name:  Kathryn Fagan
                                        Title: Chief Financial Officer



Dated: April 4, 2003

                                  EXHIBIT INDEX



Exhibit No.     Description
-----------     -----------

1.1 Underwriting Agreement, dated April 1, 2003 between the Company and the Underwriters